Limited Power of Attorney

I, David Callaway, hereby appoint each of Heather Mars, Ronni Diamant, Clara
Frampton, and Richard Broitman, signing singly, my true and lawful
Attorney-in-Fact for the limited purpose of executing and filing on my behalf all Forms 3, 4 and 5 (and any amendments thereto) with the U.S. Securities and
Exchange Commission ("SEC") with respect to securities of TheStreet, Inc. and performing any and all other acts which, in the discretion of such
Attorney-in-Fact, are necessary or desirable in connection therewith.  The authority of Heather Mars, Ronni Diamant, Clara Frampton, and Richard Broitman
under this limited power of attorney shall continue until I am no longer required to make any filings with the SEC with respect to the aforesaid securities, unless earlier revoked in writing.  I acknowledge that Heather Mars,
Ronni Diamant, Clara Frampton, and Richard Broitman are not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

Date: July 6, 2016

/s/ David Callaway
David Callaway